EXHIBIT 21.1

AMERICAN REALTY INVESTORS, INC.

SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries of and partnership interests of American Realty Investors, Inc. , the percentage of ownership and the state or other jurisdiction of organization or incorporation as of December 31, 2010. Partnership and limited liability company ownership includes ownership held through one or more subsidiaries.

Corporations

Name of Entity	Ownership	Jurisdiction
American Realty Trust, Inc.	100.0%	Georgia
ART Chateau Corporation	100.0%	Nevada
ART Collection, Inc.	100.0%	Nevada
ART Edina, Inc.	100.0%	Nevada
ART Elm Fork Ranch, Inc.	100.0%	Nevada
ART Florentina, Inc.	100.0%	Nevada
ART GNB, Inc.	100.0%	Nevada
ART Grapevine, Inc.	100.0%	Nevada
ART Hawthorne, Inc.	100.0%	Nevada
ART Hotel Equities, Inc.	100.0%	Nevada
ART Lake Chateau, Inc.	100.0%	Nevada
ART Oceanview Corporation	100.0%	Nevada
ART Palm, Inc.	100.0%	Nevada
ART Sunset Corporation	100.0%	Nevada
ART Walker Cummings, Inc.	100.0%	Delaware
Denver Merchandise Mart, Inc.	100.0%	Colorado
Valley Corporation	100.0%	Colorado
Downtown Development, Inc.	100.0%	Nevada
EQK Holdings, Inc.	100.0%	Nevada
Basic Capital Management, Inc.	100.0%	Nevada
EQK Port Olpenitz, Inc.	100.0%	Nevada
Port Olpenitz GMBH	90.0%	Germany
EQK Portage, Inc.	100.0%	Nevada
SH Chemical US, Inc.	100.0%	Nevada
Transcontinental Realty Investors, Inc.	65.2%	Nevada
Garden Capital Merchandise Mart, Inc.	100.0%	Nevada
Palmer Lane Golf, Inc.	100.0%	Texas
ARI Enterprise, Inc.	100.0%	Nevada
Income Opportunity Acquisition Corporation (note 1)	100.0%	Nevada
Midland Odessa Properties, Inc. (note 2)	31.3%	California
Transcontinental Realty Acquisition Corporation (note 3)	100.0%	Nevada

LLC interests (including direct and indirect ownership through subsidiaries) (Continued)

EQK Holdings, LLC	100.0%	Nevada
EQK Governors Square, LLC	100.0%	Nevada
EQK Sesame Square, LLC	100.0%	Nevada
EQK Texas Plaza Land, LLC	100.0%	Nevada
EQK Texas Properties, LLC	100.0%	Nevada
Four Hickory Center, LLC	100.0%	Nevada
LK-Four Hickory, LLC	28.57%	Nevada
GC Merchandise Mart, LLC	100.0%	Delaware
PID Development, LLC	100.0%	Nevada

Partnerships (including direct and indirect ownership through subsidiaries

Name of Entity	Ownership	Jurisdiction
ART Palm, LP	100.00%	Texas
Cross County National Associates, LP	100.00%	Illinois
Edina Park Plaza Associates Limited Partnership	100.00%	Texas
Elm Fork Ranch Partners, LTD	100.00%	Texas
Garden Capital, LP	100.00%	Delaware
Garden Whispering Pines, LP	100.00%	Delaware
Grapevine American, LTD	100.00%	Texas
Hawthorn Lakes Associates, LTD	100.00%	Texas
Metra Cross Pool 2, LP	9.39%	Delaware
Metra Quail Oaks, LP	9.39%	Delaware
Metra Westwood, LP	9.39%	Delaware
Ocean Beach Partners, LP	100.00%	Delaware

Note 1: Income Opportunity Realty Investors, Inc., a Nevada corporation (“IOT”), is also an indirect subsidiary of the Registrant through the ownership of approximately 85.32% of the outstanding common stock of IOT by Transcontinental Realty Investors, Inc. (see note 3). A list of all subsidiaries and partnership interests of IOT is filed an exhibit to IOT’s annual Report on Form 10-K for the fiscal year ended December 31, 2009 which was filed with the Commission on March 31, 2010, which exhibit is incorporated by reference herein.

Note 2: ARI owns 31.3%, TCI owns 48.8%, and IOT owns 19.9%

Note 3: Transcontinental Realty Investors, Inc., a Nevada corporation (“TCI”), is also an indirect subsidiary of the Registrant through the ownership of approximately 82.8% of the outstanding common stock of TCI by American Realty Trust, Inc. (11.37%), Basic Capital Management (11.35%), EQK Holdings, Inc. (45.16%) and Transcontinental Realty Acquisition Corporation (14.95%). A list of all subsidiaries and partnership interests of TCI is filed as an exhibit to TCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “TCI Form 10-K”) which was filed with the Commission on March 31, 2009, which exhibit is incorporated by reference herein.